Exhibit 99.1

ALLEGHANY CORPORATION

1411 Broadway, 34th Floor

New York, NY 10018

ALLEGHANY CORPORATION REPORTS 2016 THIRD QUARTER RESULTS

NEW YORK, NY, November 1, 2016 – Alleghany Corporation (NYSE-Y) announced today its financial results for the three and nine months ended September 30, 2016. Highlights are listed below.

●	Book value per common share[1] was $525.13 as of September 30, 2016, an increase of 8.0% from book value per common share[1] as of December 31, 2015.

●	Book value per common share[1] increased 2.4% from book value per common share[1] as of June 30, 2016.

●	Alleghany reported net earnings[2] of $155.8 million for the 2016 third quarter, compared with $96.5 million for the 2015 third quarter.

●	Alleghany reported net earnings[2] of $387.4 million for the first nine months of 2016, compared with $404.2 million for the first nine months of 2015.

●	Alleghany reported $10.09 of earnings per diluted share and $9.44 of operating earnings per diluted share for the 2016 third quarter, compared with $6.07 and $7.03, respectively, for the 2015 third quarter.

●	Alleghany reported $25.08 of earnings per diluted share and $21.75 of operating earnings per diluted share for the first nine months of 2016, compared with $25.30 and $23.41, respectively, for the first nine months of 2015.

Weston Hicks, President and chief executive officer of Alleghany, stated, “Our third quarter results were strong and represent solid underwriting performance from each of our (re)insurance businesses and a positive contribution from Alleghany Capital as all of its businesses delivered improved results. A rebound in equity markets also contributed to Alleghany’s 2.4% growth in book value in the quarter. Alleghany’s underwriting results produced a combined ratio of 91.0% in the third quarter and 92.0% for the year to date. The third quarter underwriting results reflect favorable prior year reserve development of $86.4 million, primarily at TransRe and RSUI, partially offset by catastrophe losses of $32.1 million. We remain pleased with the performance at TransRe and our insurance businesses both of which are successfully executing on their operating plans in challenging markets.”

“During the third quarter, A.M. Best confirmed the financial strength ratings of RSUI, CapSpecialty and PacificComp and upgraded TransRe to A+ (Superior). We believe this upgrade, combined with TransRe’s valuable brand, strong capital and its global market presence, position TransRe well in the current environment.”

“Growth in net premiums written of 22.1% in the third quarter included increases at TransRe, CapSpecialty and PacificComp and was primarily attributable to the large whole account quota share treaty written by TransRe in the fourth quarter of 2015. PacificComp and CapSpecialty again delivered improved operating performance in the current quarter.”

1 Stockholders’ equity attributable to Alleghany stockholders divided by common stock outstanding.

2 Net earnings attributable to Alleghany stockholders.

The following table summarizes results for the three and nine months ended September 30, 2016 and 2015:

	Three Months Ended September 30,		Percent	Nine Months Ended September 30,		Percent
	2016	2015	Change	2016	2015	Change
	(in millions)			(in millions)

Net premiums written	$1,236.7	$1,013.2	22.1%	$ 3,893.2	$ 3,250.4	19.8%

Earnings before income taxes	207.2	133.1	55.7%	553.0	543.8	1.7%

Underwriting profit	111.9	94.2	18.8%	299.4	336.1	(10.9%)

Net investment income	120.6	118.2	2.0%	332.3	334.6	(0.7%)

Net earnings attributable to Alleghany stockholders	155.8	96.5	61.5%	387.4	404.2	(4.2%)

“Recently, Hurricane Matthew struck the Bahamas, impacted the east coast of Florida and made landfall in the Carolinas. TransRe and RSUI are in the process of analyzing claims data and other information to estimate their ultimate losses from this event; however, it is too early to determine a reliable loss estimate.”

Mr. Hicks continued, “Alleghany Capital’s investment in closely-held private businesses was $650.6 million as of September 30, 2016. Alleghany Capital’s businesses generated revenue growth and improved performance, particularly at Jazwares, Kentucky Trailer and IPS, in the quarter. Alleghany Capital generated $7.8 million of earnings before income taxes and $20.3 million of Adjusted EBITDA for the three months ended September 30, 2016. In the third quarter, Alleghany Capital’s manufacturing and services businesses, which include ownership in Kentucky Trailer, IPS, Bourn & Koch and Jazwares, generated $16.7 million of earnings before income taxes and $25.6 million of Adjusted EBITDA, growth of 146% and 237% respectively. Alleghany Capital’s oil and gas business, primarily SORC, remains in its planned development phase and significantly reduced its operating loss with a loss before income taxes of $6.9 million and Adjusted EBITDA loss of $3.4 million.”

SEGMENT RESULTS

The following table summarizes the segment results for the three and nine months ended September 30, 2016 and 2015:

	Three Months Ended September 30,		Percent	Nine Months Ended September 30,		Percent
	2016	2015	Change	2016	2015	Change
	(in millions)			(in millions)
Net premiums written:

Reinsurance Segment	$966.9	$753.1	28.4%	$3,033.4	$2,412.4	25.7%
Insurance Segment	269.8	260.1	3.7%	859.8	838.0	2.6%

	$1,236.7	$1,013.2	22.1%	$3,893.2	$3,250.4	19.8%

Underwriting profit:

Reinsurance Segment	$74.1	$56.8	30.5%	$181.7	$233.6	(22.2%)
Insurance Segment	37.8	37.4	1.1%	117.7	102.5	14.8%

	$111.9	$94.2	18.8%	$299.4	$336.1	(10.9%)

Reinsurance Segment

The increase in TransRe’s net premiums written in the third quarter and first nine months of 2016 from the corresponding 2015 periods primarily reflects $199.4 million and $624.2 million, respectively, of premiums recorded in connection with a large whole account quota share treaty placed as of December 31, 2015.

TransRe’s 2016 third quarter combined ratio was 92.3%, compared with 92.6% for the 2015 third quarter, and TransRe’s combined ratio for the first nine months of 2016 was 93.9%, compared with 89.9% for the first nine months of 2015. TransRe’s higher combined ratio for the first nine months of 2016 primarily reflects higher catastrophe losses and a higher combined ratio on the whole account quota share treaty, partially offset by more favorable prior year loss reserve development. TransRe’s catastrophe losses in the quarter relate primarily to typhoons and floods in China.

Insurance Segment

The increase in the insurance segment net premiums written in the third quarter and first nine months of 2016 from the corresponding 2015 periods reflects continued growth at PacificComp and CapSpecialty, partially offset by competition-driven property insurance premium declines at RSUI. For the third quarter and first nine months of 2016, PacificComp’s net premiums written increased by 32.0% and 43.0%, respectively. CapSpecialty’s net premiums written increased by 16.7% and 15.4%, respectively, and RSUI’s net premiums written decreased by 4.8% and 5.8%, respectively.

The insurance segment’s 2016 third quarter combined ratio was 86.8%, compared with 86.7% for the 2015 third quarter, and the insurance segment’s combined ratio for the first nine months of 2016 was 86.1%, compared with 87.6% for the first nine months of 2015. The lower combined ratio and higher underwriting profit for the first nine months of 2016 primarily reflect more favorable prior year loss reserve development and the impact of growing net premiums earned at PacificComp, partially offset by higher catastrophe losses at RSUI.

Alleghany Capital

The following table summarizes earnings (losses) before income taxes and Adjusted EBITDA for Alleghany Capital for the three and nine months ended September 30, 2016 and 2015:

	Three Months Ended September 30,
	2016				2015
	Mfg. & Svcs.	Oil & Gas	Corp. & other	Total	Mfg. & Svcs.	Oil & Gas	Corp. & other	Total
	($ in millions)
Adjusted EBITDA(a)	$25.6	$(3.4)	$(1.9)	$20.3	$7.6	$(6.9)	$(0.4)	$0.3
Less: depreciation expense	(1.8)	(3.5)	-	(5.3)	(0.6)	(2.3)	-	(2.9)
Less: amortization of intangible assets	(6.7)	-	-	(6.7)	(0.1)	-	-	(0.1)
Less: interest expense	(0.5)	-	(0.1)	(0.6)	(0.2)	-	-	(0.2)
Add: net realized capital gains (losses)	0.1	-	-	0.1	0.1	-	-	0.1
Adjustments to equity in earnings of Jazwares and ORX	-	-	-	-	-	(0.2)	-	(0.2)

Earnings (losses) before income taxes	$16.7	$(6.9)	$(2.0)	$7.8	$6.8	$(9.4)	$(0.4)	$(3.0)

	Nine Months Ended September 30,
	2016				2015
	Mfg. & Svcs.	Oil & Gas	Corp. & other	Total	Mfg. & Svcs.	Oil & Gas	Corp. & other	Total
	($ in millions)
Adjusted EBITDA(a)	$41.5	$(10.1)	$(6.5)	$24.9	$20.8	$(19.9)	$(3.9)	$(3.0)
Less: depreciation expense	(4.9)	(10.7)	-	(15.6)	(2.6)	(6.0)	-	(8.6)
Less: amortization of intangible assets	(16.9)	-	-	(16.9)	(0.3)	-	-	(0.3)
Less: interest expense	(1.1)	-	(0.1)	(1.2)	(0.9)	(0.1)	-	(1.0)
Add: net realized capital gains (losses)	(0.2)	-	13.2	13.0	0.1	-	-	0.1
Adjustments to equity in earnings of Jazwares and ORX	-	-	-	-	(0.1)	(0.7)	-	(0.8)

Earnings (losses) before income taxes	$18.4	$(20.8)	$6.6	$4.2	$17.0	$(26.7)	$(3.9)	$(13.6)

(a)	The main difference between earnings before income taxes and Adjusted EBITDA for Alleghany Capital’s manufacturing and services businesses is non-cash amortization incurred in connection with the acquisition of IPS and the follow-on investment at Jazwares. See “Other Financial Information Non-GAAP Financial Measures” below for additional information regarding our use and calculation of Adjusted EBITDA.

INVESTMENT PERFORMANCE

Alleghany reported net investment income for the third quarter and first nine months of 2016 of $120.6 million and $332.3 million, respectively, an increase of 2.0% and a decrease of 0.7% from the corresponding 2015 periods. The increase in net investment income in the third quarter of 2016 from the third quarter of 2015 primarily reflects higher interest income from funds withheld by cedants. The decrease in net investment income in the first nine months of 2016 from the first nine months of 2015 primarily reflects lower earnings from partnership investments and equity-method investments included in other invested assets, partially offset by higher interest income from funds withheld by cedants. Financial statement total return3 on investments was 1.1% in the 2016 third quarter, compared with (0.6%) for the 2015 third quarter. Year-to-date financial statement total return was 4.0%.

OTHER FINANCIAL INFORMATION

As of September 30, 2016, Alleghany had 15,434,629 shares of its common stock outstanding, compared with 15,544,077 shares of its common stock outstanding as of December 31, 2015. As of September 30, 2016, Alleghany had $391.8 million remaining under its share repurchase authorization. During the third quarter of 2016, Alleghany repurchased 4,621 shares at an average price of $517.40 per share. During the first nine month of 2016, Alleghany repurchased 117,721 shares at an average price of $472.97 per share.

Additional Information

Concurrent with the issuance of today’s earnings press release, Alleghany has posted a financial supplement to its website, www.alleghany.com, containing additional schedules that provide further detail pertaining to Alleghany’s financial results.

Additional information regarding Alleghany’s 2016 third quarter and first nine months financial results, including management’s discussion and analysis of Alleghany’s financial condition and results of operations, is contained in Alleghany’s Quarterly Report on Form 10-Q for the period ended September 30, 2016 (the “Form 10-Q”), to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about the date hereof. The Form 10-Q and the financial supplement will be available on Alleghany’s website at www.alleghany.com. The Form 10-Q will also be available on the SEC’s website at www.sec.gov. Readers are urged to review the Form 10-Q for a more complete discussion of Alleghany’s financial performance.

About Alleghany Corporation

Alleghany Corporation (NYSE-Y) creates value through owning and managing operating subsidiaries and investments, anchored by a core position in property and casualty reinsurance and insurance. Alleghany’s property and casualty subsidiaries include: Transatlantic Holdings, Inc. (referred to herein as “TransRe”), a leading global reinsurer; RSUI Group, Inc. (referred to herein as “RSUI”), a national underwriter of property and liability specialty insurance coverages; CapSpecialty, Inc. (referred to herein as “CapSpecialty”), an underwriter of commercial property, casualty and surety insurance coverages; and Pacific Compensation Corporation (referred to herein as “PacificComp”), an underwriter of workers’ compensation insurance, primarily in California. Alleghany’s subsidiary Alleghany Capital Corporation (referred to herein as “Alleghany Capital”) engages in and oversees strategic investments and acquisitions. Alleghany Capital’s investments include: (i) Bourn & Koch, Inc., a manufacturer and remanufacturer of precision machine tools as well as a supplier of replacement parts and related services; (ii) IPS-Integrated Project Services, LLC, a technical service provider focused on the global pharmaceutical and biotechnology industries; (iii) Jazwares, LLC, a licensed toy and consumer electronics company; (iv) R.C. Tway Company, LLC (dba Kentucky Trailer), a manufacturer of custom trailers and truck bodies for the moving and storage industry and other markets; and (v) Stranded Oil Resources Corporation, an

3 As calculated in Alleghany’s financial supplement.

exploration and production company focused on enhanced oil recovery. For additional information about Alleghany Capital Corporation, please visit www.alleghanycc.com.

Non-GAAP Financial Measures

Throughout this press release, Alleghany’s results of operations have been presented in the way that Alleghany believes will be the most meaningful and useful to investors, analysts, rating agencies and others who use financial information in evaluating the performance of Alleghany. This presentation includes the use of underwriting profit, operating earnings per diluted share and Adjusted EBITDA, which are “non-GAAP financial measures.” The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Also note that these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. A discussion of our calculation and use of these financial measures is provided below.

Underwriting profit represents net premiums earned less net loss and loss adjustment expenses and commissions, brokerage and other underwriting expenses, all as determined in accordance with U.S. GAAP, and does not include net investment income, net realized capital gains, other than temporary impairment losses, other income, other operating expenses, corporate administration, amortization of intangible assets and interest expense. Alleghany consistently uses underwriting profit as a supplement to earnings before income taxes, the most comparable U.S. GAAP financial measure, to evaluate the performance of its segments and believes that underwriting profit provides useful additional information to investors because it highlights net earnings attributable to a segment’s underwriting performance. Earnings before income taxes may show a profit despite an underlying underwriting loss; and when underwriting losses persist over extended periods, a reinsurance or an insurance company’s ability to continue as an ongoing concern may be at risk.

A reconciliation of underwriting profit to earnings before income taxes is presented below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in millions)

Earnings before income taxes	$207.2	$133.1	$553.0	$543.8

Adjustments to earnings before income taxes:
Net investment income	120.6	118.2	332.3	334.6
Net realized capital gains	27.2	29.2	117.1	158.5
Other than temporary impairment charges	(11.7)	(52.7)	(38.2)	(112.3)
Other income	225.0	45.3	527.8	125.3
Other operating expenses	(228.4)	(68.5)	(575.5)	(199.7)
Corporate administration	(10.7)	(10.9)	(34.0)	(33.4)
Amortization of intangible assets	(6.0)	1.1	(14.5)	3.8
Interest expense	(20.7)	(22.8)	(61.4)	(69.1)

	95.3	38.9	253.6	207.7

Underwriting profit	$111.9	$94.2	$299.4	$336.1

Operating earnings per diluted share represents earnings per diluted share excluding (on an after-tax basis) net realized capital gains and other than temporary impairment losses, all as determined in accordance with U.S. GAAP. Alleghany uses operating earnings per diluted share as a supplement to diluted earnings per share, the most comparable U.S. GAAP financial measure, to provide useful additional information to investors by highlighting earnings per diluted share attributable to its performance exclusive of realized capital gains or losses and impairments. A reconciliation of operating earnings per diluted share to diluted earnings per share is presented below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

	(dollars in millions, except per share amounts)

Net earnings attributable to Alleghany stockholders	$ 155.8	$ 96.5	$ 387.4	$ 404.2

Adjustments to net earnings:
Net realized capital gains	27.2	29.2	117.1	158.5
Other than temporary impairment charges	(11.7)	(52.7)	(38.2)	(112.3)
Income tax effect of adjustments	(5.4)	8.2	(27.6)	(16.2)

	10.1	(15.3)	51.3	30.0

Operating income	$ 145.7	$ 111.8	$ 336.1	$ 374.2

Weighted average diluted common shares outstanding	15,438,399	15,900,759	15,449,480	15,978,139

Diluted earnings per share	$ 10.09	$ 6.07	$ 25.08	$ 25.30

Diluted operating earnings per share	$ 9.44	$ 7.03	$ 21.75	$ 23.41

Adjusted EBITDA is a non-GAAP financial measure for Alleghany’s non-insurance operating subsidiaries and investments held by Alleghany Capital. Adjusted EBITDA represents other revenue less certain other expenses, and does not include depreciation expense (a component of other operating expenses), amortization of intangible assets, interest expense, net realized capital gains, OTTI losses, and income taxes. Because Adjusted EBITDA excludes interest, income taxes, depreciation and amortization, it provides an indication of economic performance that is not affected by levels of debt, interest rates, effective tax rates or levels of depreciation and amortization resulting from purchase accounting. Alleghany uses Adjusted EBITDA as a supplement to earnings before income taxes, the most comparable U.S. GAAP financial measure, to evaluate the performance of certain of our non-insurance operating subsidiaries and investments. A reconciliation of Adjusted EBITDA to earnings before income taxes is presented above in “Segment Results-Alleghany Capital.”

#  #  #

Forward-looking Statements

This release contains disclosures which may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should” or the negative versions of those words or other comparable words. Forward-looking statements do not relate solely to historical or current facts rather are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time. These statements are not guarantees of future performance. These forward-looking statements are based upon Alleghany’s current expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. Factors that could cause these forward-looking statements to differ, possibly materially, from that currently contemplated include:

•	significant weather-related or other natural or man-made catastrophes and disasters;

•	the cyclical nature of the property and casualty reinsurance and insurance industries;

•	changes in market prices of our significant equity investments and changes in value of our debt securities portfolio;

•	adverse loss development for events insured by our reinsurance and insurance subsidiaries in either the current year or prior years;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by our reinsurance and insurance subsidiaries;

•	the cost and availability of reinsurance;

•	the reliance by our reinsurance operating subsidiaries on a limited number of brokers;

•	increases in the levels of risk retention by our reinsurance and insurance subsidiaries;

•	changes in the ratings assigned to our reinsurance and insurance subsidiaries;

•	claims development and the process of estimating reserves;

•	exposure to terrorist acts and acts of war;

•	the willingness and ability of our reinsurance and insurance subsidiaries’ reinsurers to pay reinsurance recoverables owed to our reinsurance and insurance subsidiaries;

•	legal, political, judicial and regulatory changes, including the federal financial regulatory reform of the insurance industry by the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	the uncertain nature of damage theories and loss amounts;

•	the loss of key personnel of our reinsurance or insurance operating subsidiaries;

•	fluctuation in foreign currency exchange rates;

•	the failure to comply with the restrictive covenants contained in the agreements governing our indebtedness;

•	the ability to make payments on, or repay or refinance, our debt;

•	risks inherent in international operations; and

•	difficult and volatile conditions in the global market.

Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates, or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest, or other external factors over which we have no control; changes in our plans, strategies, objectives, expectations, or intentions, which may happen at any time at our discretion; and other factors discussed in Alleghany’s most recent Annual Report on Form 10-K and subsequent filings with the SEC. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Alleghany does not undertake any obligation to update or revise any forward-looking statements to reflect subsequent circumstances or events.

For more information, please contact:

Kerry Jacobs

Alleghany Corporation

212-508-8141

Item 1. Financial Statements

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

	September 30, 2016	December 31, 2015
	(unaudited)
	($ in thousands, except share amounts)
Assets
Investments:
Available-for-sale securities at fair value:
Equity securities (cost: 2016 – $2,742,037; 2015 – $2,740,984)	$2,983,372	$3,005,908
Debt securities (amortized cost: 2016 – $13,229,154; 2015 – $13,529,923)	13,636,512	13,605,963
Short-term investments	752,374	365,810

	17,372,258	16,977,681
Commercial mortgage loans	514,891	177,947
Other invested assets	639,513	676,811

Total investments	18,526,662	17,832,439
Cash	568,907	475,267
Accrued investment income	110,174	115,313
Premium balances receivable	796,444	752,103
Reinsurance recoverables	1,208,250	1,249,948
Ceded unearned premiums	207,956	190,368
Deferred acquisition costs	459,410	419,448
Property and equipment at cost, net of accumulated depreciation and amortization	109,821	101,306
Goodwill	277,057	141,015
Intangible assets, net of amortization	358,233	212,790
Current taxes receivable	6,000	12,129
Net deferred tax assets	251,247	468,440
Funds held under reinsurance agreements	533,921	234,549
Other assets	702,917	633,964

Total assets	$24,116,999	$22,839,079

Liabilities, Redeemable Noncontrolling Interests and Stockholders’ Equity
Loss and loss adjustment expenses	$11,058,103	$10,799,242
Unearned premiums	2,240,139	2,076,061
Senior Notes	1,383,680	1,383,086
Reinsurance payable	101,380	69,297
Other liabilities	1,151,390	930,967

Total liabilities	15,934,692	15,258,653

Redeemable noncontrolling interests	77,185	25,719

Common stock (shares authorized: 2016 and 2015 – 22,000,000; shares issued: 2016 and 2015 – 17,459,961)	17,460	17,460
Contributed capital	3,611,734	3,611,631
Accumulated other comprehensive income	331,593	116,273
Treasury stock, at cost (2016 – 2,025,332 shares; 2015 – 1,915,884 shares)	(800,199)	(747,784)
Retained earnings	4,944,534	4,557,127

Total stockholders’ equity attributable to Alleghany stockholders	8,105,122	7,554,707

Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$24,116,999	$22,839,079

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income (Loss)

(unaudited)

	Three Months Ended September 30,
	2016	2015
	($ in thousands, except per share amounts)
Revenues
Net premiums earned	$1,253,515	$1,049,071
Net investment income	120,603	118,159
Net realized capital gains	27,221	29,202
Other than temporary impairment losses	(11,729)	(52,680)
Other revenue	225,006	45,285

Total revenues	1,614,616	1,189,037

Costs and Expenses
Net loss and loss adjustment expenses	718,556	594,729
Commissions, brokerage and other underwriting expenses	423,042	360,203
Other operating expenses	228,408	68,453
Corporate administration	10,745	10,922
Amortization of intangible assets	6,008	(1,104)
Interest expense	20,682	22,691

Total costs and expenses	1,407,441	1,055,894

Earnings before income taxes	207,175	133,143
Income taxes	48,328	36,045

Net earnings	158,847	97,098
Net earnings attributable to noncontrolling interest	3,016	568

Net earnings attributable to Alleghany stockholders	$155,831	$96,530

Net earnings	$158,847	$97,098
Other comprehensive income:
Change in unrealized gains (losses), net of deferred taxes of $25,123 and ($81,256) for 2016 and 2015, respectively	46,657	(150,904)
Less: reclassification for net realized capital gains and other than temporary impairment losses, net of taxes of ($5,422) and $8,217 for 2016 and 2015, respectively	(10,070)	15,261
Change in unrealized currency translation adjustment, net of deferred taxes of ($1,637) and ($208) for 2016 and 2015, respectively	(3,041)	(386)
Retirement plans	95	129

Comprehensive income (loss)	192,488	(38,802)
Comprehensive income attributable to noncontrolling interest	3,016	568

Comprehensive income (loss) attributable to Alleghany stockholders	$189,472	$(39,370)

Basic earnings per share attributable to Alleghany stockholders	$10.09	$6.07
Diluted earnings per share attributable to Alleghany stockholders	10.09	6.07

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income

(unaudited)

	Nine Months Ended September 30,
	2016	2015
	($ in thousands, except per share amounts)
Revenues
Net premiums earned	$3,736,596	$3,140,965
Net investment income	332,326	334,628
Net realized capital gains	117,126	158,513
Other than temporary impairment losses	(38,216)	(112,278)
Other revenue	527,765	125,270

Total revenues	4,675,597	3,647,098

Costs and Expenses
Net loss and loss adjustment expenses	2,198,512	1,737,100
Commissions, brokerage and other underwriting expenses	1,238,712	1,067,766
Other operating expenses	575,527	199,670
Corporate administration	33,938	33,441
Amortization of intangible assets	14,490	(3,815)
Interest expense	61,384	69,158

Total costs and expenses	4,122,563	3,103,320

Earnings before income taxes	553,034	543,778
Income taxes	162,274	138,113

Net earnings	390,760	405,665
Net earnings attributable to noncontrolling interest	3,353	1,448

Net earnings attributable to Alleghany stockholders	$387,407	$404,217

Net earnings	$390,760	$405,665
Other comprehensive income:
Change in unrealized gains (losses), net of deferred taxes of $128,379 and ($106,986) for 2016 and 2015, respectively	238,418	(198,689)
Less: reclassification for net realized capital gains and other than temporary impairment losses, net of taxes of ($22,999) and ($16,182) for 2016 and 2015, respectively	(42,712)	(30,053)
Change in unrealized currency translation adjustment, net of deferred taxes of $10,318 and ($4,444) for 2016 and 2015, respectively	19,162	(8,253)
Retirement plans	452	(256)

Comprehensive income	606,080	168,414
Comprehensive income attributable to noncontrolling interest	3,353	1,448

Comprehensive income attributable to Alleghany stockholders	$602,727	$166,966

Basic earnings per share attributable to Alleghany stockholders	$25.09	$25.31
Diluted earnings per share attributable to Alleghany stockholders	25.08	25.30